PRESS RELEASE

FOR IMMEDIATE RELEASE


WYOMING OIL & MINERALS, INC. ANNOUNCES BANK FINANCING AND NEW TRADING SYMBOL DUE TO REVERSE SPLIT

Cheyenne, Wyoming
Date: February 17, 2000
Contact Information: Jack C. Bradley, Jr. 307-234-9638

Wyoming Oil & Minerals, Inc. (OTCBB: WYOG), a Casper,Wyoming-based oil and gas exploration and production company, announced today that as of February 18,
2000, its new trading symbol will by WYOG.  Its former symbol was WYOM.   The
change in the symbol is being made in connection with the 1-for-100 reverse split of the company's common stock which will occur on Feb. 18, 2000, as previously announced.

The company also announced that it has secured a $700,000 line of credit from a Cheyenne-based bank, to be used for capital investment with respect to the company's currently-owned oil and gas leasehold interests, as well as to undertake acquisitions of other oil and gas leasehold interests.

Information contained in this news release other than historical information should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of the company involve risks of competition, changing market conditions, uncertainty of oil and gas reserve estimates and numerous other factors discussed in the company's filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those in any forward-looking statements.